FS KKR Capital Corp. II 8-K

 Exhibit 99.1

FS KKR Capital Corp. II Announces Engagement of Co-Advisors for Upcoming Listing

PHILADELPHIA AND NEW YORK – June 15, 2020 – FS KKR Capital Corp. II (FSK II) announced that it has retained Barclays, BMO Capital Markets, BNP PARIBAS, BofA Securities, Citigroup Global Markets Inc., Compass Point, Credit Suisse, Deutsche Bank Securities, Goldman Sachs & Co. LLC, HSBC, ING, KKR Capital Markets, Mizuho Securities, MUFG, R. Seelaus & Co., LLC, RBC Capital Markets, SOCIETE GENERALE, SMBC Nikko and Wells Fargo Securities as co-advisors in connection with its proposed listing (the “Listing”) of its shares of common stock on the New York Stock Exchange (the “NYSE”).

As previously announced, J.P. Morgan, Morgan Stanley, Keefe, Bruyette & Woods, A Stifel Company, and SunTrust Robinson Humphrey are serving as lead advisors to FSK II in connection with the proposed Listing.

Subject to market conditions, FSK II anticipates that its shares of common stock will commence trading on the NYSE with the ticker symbol “FSKR” on or around June 17, 2020. There can be no assurance that FSK II will be able to complete the Listing on the expected timeframe, or at all.

About FS KKR Capital Corp. II

FSK II is a non-traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK II seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK II is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15.6 billion in assets under management as of March 31, 2020. The BDCs managed by FS/KKR Advisor, LLC are FS KKR Capital Corp. and FS KKR Capital Corp. II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood, KS.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK II’s operations or the economy generally due to terrorism, natural disasters or pandemics including COVID-19, future changes in laws or regulations and conditions in FSK II’s operating area, the ability of FSK II to complete the Listing, the price at which FSK II’s shares of common stock may trade on the NYSE, and such other factors that are disclosed in FSK II’s filings with the SEC.. FSK II undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

Media Contact

Melanie Hemmert

Media@fsinvestments.com